Exhibit 99.1
Hub Group, Inc. Reports Record Fourth Quarter and Full Year 2012 Earnings

DOWNERS GROVE, IL, January 29, 2013, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter and year ended December 31, 2012.

Hub Group reported record net income of $18.8 million for the fourth quarter ended December 31, 2012, an increase of 11% compared to the fourth quarter of 2011.  Diluted earnings per share for the fourth quarter of 2012 was $0.51 compared to diluted earnings per share of $0.46 in the fourth quarter of 2011.  Earnings per share increased 6% when compared with the non-GAAP earnings per share of $0.48 in the prior year period, which excludes $1 million of pre-tax expense related to integration and restructuring (see table below).

The Hub segment’s revenue increased 6% to $614 million.  Fourth quarter intermodal revenue increased 8% to $451 million.  The increase was primarily attributable to 7% volume growth.  Truck brokerage revenue increased 7% to $87 million this quarter.  Fourth quarter Unyson Logistics revenue decreased 1% to $76 million.  The Hub segment’s operating income was $27.5 million.

The Mode segment’s revenue increased 2% to $199 million for the fourth quarter.  Operating income was $4.1 million.

FULL YEAR 2012

Net income for the year ended December 31, 2012 was $68 million.  Hub Group's diluted earnings per share for 2012 was $1.83 compared to $1.57 for 2011.  Earnings per share increased 11% when compared with the non-GAAP earnings per share of $1.65 in the prior year period, which excludes $4.6 million of pre-tax expense related to integration and restructuring (see table below).  Hub Group’s revenue increased 14% to $3.1 billion.

Hub Group ended the year with $71 million in cash.

“Despite the challenging business environment, 2012 was a record year for Hub Group.  For the first time in our history, we surpassed $3 billion in annual revenue.  We also achieved record earnings with growth coming from all of our business units.  We are proud of our results this year and expect to deliver another year of solid operating performance in 2013," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, January 29, 2013 to discuss its fourth quarter and full year results and provide 2013 guidance.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, Mark A. Yeager, Vice-Chairman, President and Chief Operating Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8035.  The conference call participant code is 70579010. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PA674RJ6Y .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2011 and the reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011

Revenue	$801,023	$762,775	$3,124,108	$2,751,534
Transportation costs	707,644	678,964	2,768,042	2,438,986
Gross margin	93,379	83,811	356,066	312,548

Costs and expenses:
Salaries and benefits	33,023	29,522	129,143	121,044
Agent fees and commissions	14,006	13,091	55,112	41,491
General and administrative	13,091	12,425	52,832	49,951
Depreciation and amortization	1,611	1,635	6,619	5,603
Total costs and expenses	61,731	56,673	243,706	218,089

Operating income	31,648	27,138	112,360	94,459

Other income (expense):
Interest expense	(299)	(319)	(1,207)	(638)
Interest and dividend income	30	30	134	148
Other, net	28	42	(30)	328
Total other (expense) income	(241)	(247)	(1,103)	(162)

Income before provision for income taxes	31,407	26,891	111,257	94,297

Provision for income taxes	12,563	9,877	43,304	36,119

Net income	$18,844	$17,014	$67,953	$58,178

Basic earnings per common share	$0.51	$0.46	$1.83	$1.58

Diluted earnings per common share	$0.51	$0.46	$1.83	$1.57

Basic weighted average number of shares outstanding	37,021	36,943	37,053	36,913

Diluted weighted average number of shares outstanding	37,199	37,104	37,185	37,063

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended December 31, 2012
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$613,853	$198,550	$(11,380)	$801,023

Transportation costs	544,098	174,926	(11,380)	707,644
Gross margin	69,755	23,624	-	93,379

Costs and expenses:
Salaries and benefits	29,332	3,691	-	33,023
Agent fees and commissions	374	13,632	-	14,006
General and administrative	11,407	1,684	-	13,091
Depreciation and amortization	1,110	501	-	1,611
Total costs and expenses	42,223	19,508	-	61,731

Operating income	27,532	4,116	-	31,648

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Twelve Months
	Ended December 31, 2012
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$2,392,289	$779,928	$(48,109)	$3,124,108

Transportation costs	2,128,942	687,209	(48,109)	2,768,042
Gross margin	263,347	92,719	-	356,066

Costs and expenses:
Salaries and benefits	113,855	15,288	-	129,143
Agent fees and commissions	1,900	53,212	-	55,112
General and administrative	45,411	7,421	-	52,832
Depreciation and amortization	4,448	2,171	-	6,619
Total costs and expenses	165,614	78,092	-	243,706

Operating income	97,733	14,627	-	112,360

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Twelve Months
	Ended December 31,				Ended December 31,
			Change	Change			Change	Change
	2012	2011	$	%	2012	2011	$	%

Diluted GAAP EPS	$0.51	$0.46	$0.05	10.9%	$1.83	$1.57	$0.26	16.6%

Integration expenses and
restructuring costs	$-	$0.02	$(0.02)		$-	$0.08	$(0.08)

Diluted NON-GAAP EPS (adjusted)	$0.51	$0.48	$0.03	6.2%	$1.83	$1.65	$0.18	10.9%

Diluted Shares	37,199	37,104			37,185	37,063

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,760	$49,091
Accounts receivable trade, net	346,917	326,537
Accounts receivable other	25,945	23,878
Prepaid taxes	139	2,392
Deferred taxes	4,965	4,838
Prepaid expenses and other current assets	10,619	9,056
TOTAL CURRENT ASSETS	459,345	415,792

Restricted investments	17,218	14,323
Property and equipment, net	157,584	124,587
Other intangibles, net	20,068	21,667
Goodwill, net	263,251	263,470
Other assets	2,387	2,845
TOTAL ASSETS	$919,853	$842,684

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$206,497	$204,693
Accounts payable other	22,925	17,289
Accrued payroll	17,210	16,721
Accrued other	28,633	29,962
Current portion of capital lease	2,120	2,237
TOTAL CURRENT LIABILITIES	277,385	270,902

Non-current liabilities	20,041	17,717
Non-current portion of capital lease	21,099	23,436
Deferred taxes	100,431	91,764

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2012 and 2011	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2012 and 2011; 36,767,485 outstanding in 2012 and 36,860,260 shares outstanding in 2011	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2012 and 2011	7	7
Additional paid-in capital	167,765	168,800
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	469,141	401,188
Other comprehensive income	1	4
Treasury stock; at cost, 4,457,307 shares in 2012 and 4,364,532 shares in 2011	(120,971)	(116,088)
TOTAL STOCKHOLDERS' EQUITY	500,897	438,865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$919,853	$842,684

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net Income	$67,953	$58,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,575	16,340
Deferred taxes	8,786	18,821
Compensation expense related to share-based compensation plans	6,539	4,788
Loss (gain) on sale of assets	108	(17)
Excess tax benefits from share based compensation	(29)	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Restricted investments	(2,895)	(724)
Accounts receivable, net	(22,429)	(45,047)
Prepaid taxes	2,253	(2,097)
Prepaid expenses and other current assets	(1,562)	(1,728)
Other assets	459	(33)
Accounts payable	7,438	23,095
Accrued expenses	2,779	2,989
Non-current liabilities	1,942	301
Net cash provided by operating activities	92,917	74,866

Cash flows from investing activities:
Proceeds from sale of equipment	1,071	410
Purchases of property and equipment	(56,882)	(55,010)
Cash used in acquisitions, net of cash acquired	(550)	(85,182)
Net cash used in investing activities	(56,361)	(139,782)

Cash flows from financing activities:
Proceeds from stock options exercised	69	86
Purchase of treasury stock	(13,020)	(1,523)
Capital lease payments	(2,454)	(729)
Excess tax benefits from share-based compensation	523	1,034
Net cash used in financing activities	(14,882)	(1,132)

Effect of exchange rate changes on cash and cash equivalents	(5)	(5)

Net increase (decrease) in cash and cash equivalents	21,669	(66,053)
Cash and cash equivalents beginning of the year	49,091	115,144
Cash and cash equivalents end of the year	$70,760	$49,091